151 Farmington Avenue
                                                Hartford, CT  06156


February 21, 1997                               Susan E. Bryant
                                                Counsel
                                                Law Division, RC4A
                                                Investments & Financial Services
                                                (860) 273-7834
                                                Fax:  (860) 273-0356


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated December 27, 1996 (incorporated by reference to the 24f-2 Notice for the fiscal year ended October 31, 1996 filed on behalf of Aetna Series Fund, Inc. ) as an exhibit to this Post-Effective Amendment No. 20 on Form N-1A to Registration Statement (File Nos. 33-41694 and 811-6352).

Sincerely,

/s/ Susan E. Bryant

Susan E. Bryant